EXHIBIT 23.1














                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in ValueStar Corporation's Registration Statement No. 333-66195 on Form S-3, and in Registration Statements No. 333-66191, No. 333-30780 and No. 333-53474 on Form S-8, of our report on the audits of the consolidated financial statements of ValueStar Corporation as of and for the years ended June 30, 2001 and 2000. Our report, which is dated August 10, 2001, appears in the Annual Report on Form 10-KSB of ValueStar Corporation for the year ended June 30, 2001.


                                                  /s/ Moss Adams LLP

Santa Rosa, California
September 18, 2001